As filed with the Securities and Exchange Commission on June 29, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-11

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

COLUMBIA EQUITY TRUST, INC.

(Exact Name of Registrant as Specified in its Governing Instruments)

1750 H Street, N.W., Suite 500 Washington, DC 20006 (202) 303-3080 (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Oliver T. Carr, III
Chairman, President and Chief Executive Officer
Columbia Equity Trust, Inc.
1750 H Street, N.W., Suite 500
Washington, DC 20006
(202) 303-3080
(202) 303-3078 (Facsimile)
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copies to:

David C. Wright, Esq.	John A. Good, Esq.
Hunton & Williams LLP	Bass, Berry & Sims PLC
Riverfront Plaza, East Tower	The Tower at Peabody Place
951 E. Byrd Street	100 Peabody Place, Suite 900
Richmond, Virginia 23219-4074	Memphis, Tennessee 38103-3672
(804) 788-8200	(901) 543-5901
(804) 788-8218 (Telecopy)	(888) 543-4644 (Telecopy)

     Approximate date of commencement of proposed sale to the public: June 28, 2005.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-122644

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Securities Being Registered	Offering Price	Registration Fee
Common Stock,
$0.001 par value per share	$10,733,344	$1,264

EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), and General Instruction G of Form S-11. The contents of the Registration Statement on Form S-11 (Registration No. 333-122644) filed by Columbia Equity Trust, Inc. (the “Company”) pursuant to the Act with the Securities and Exchange Commission (the “Commission”) on February 9, 2005, as amended, including the exhibits thereto, and declared effective by the Commission on June 28, 2005, is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on June 29, 2005.

COLUMBIA EQUITY TRUST, INC.

By:/s/ Oliver T. Carr, III
Oliver T. Carr, III
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Oliver T. Carr, III	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 29, 2005
Oliver T. Carr, III
Executive Vice President and
/s/ John A. Schissel	Chief Financial Officer (Principal Financial Officer)	June 29, 2005
John A. Schissel
Senior Vice President
/s/ John M. Novack	and Chief Accounting Officer

	(Principal Accounting Officer)	June 29, 2005
John M. Novack

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
5.1*	Opinion of Venable LLP
8.1*	Opinion of Hunton & Williams LLP
23.1*	Consent of Venable LLP (included in Exhibit 5.1)
23.2*	Consent of Hunton & Williams LLP (included in Exhibit 8.1)
23.3*	Consent of Deloitte & Touche LLP

* Filed herewith.